UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2020

ScanSource, Inc.

(Exact name of Registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common stock, no par value	SCSC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2020, the Board of Directors (the “Board”) of ScanSource, Inc. (the “Company”) increased the size of its Board to eight members and appointed Jeffrey R. Rodek as a director of the Company, both effective May 6, 2020. Mr. Rodek was also appointed to serve on the Audit, Compensation, Governance, Nominating and Risk Committees of the Board.

Mr. Rodek, age 66, has served as an Executive Network Advisor and Limited Partner of Tensility Venture Partners, a seed-stage venture capital firm investing in enterprise software companies, since October 2017. From July 2007 to May 2018, Mr. Rodek served as a Senior Lecturer at the Fisher College of Business at The Ohio State University. Prior to that, Mr. Rodek served as Senior Advisor and Executive Partner at Accretive, LLC from July 2007 to December 2009; as Executive Chairman, Chairman and Chief Executive Officer of Hyperion Solutions Corporation from October 1999 to April 2007; and as President and Chief Operating Officer of Ingram Micro Corporation from 1995 to 1999.

Mr. Rodek has over 40 years of business and leadership experience spanning across multiple industries. Over Mr. Rodek’s career, he has driven performance growth and improved corporate governance strategies in the enterprise software and technology solutions industries, giving him a keen understanding of the challenges and issues present in the Company’s industry.

Upon his appointment to the Board, Mr. Rodek became entitled to a prorated portion of the non-employee directors’ compensation. To that end, Mr. Rodek is entitled to receive a prorated portion of the annual retainer of $85,000. Mr. Rodek will also be entitled to reimbursement of his expenses incurred in connection with the performance of his services as a director.

In addition, Mr. Rodek will receive annual awards of restricted stock units under the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”). Each non-employee director of the Company annually receives an award of restricted stock units, determined by dividing $130,000 by the Equity Award Value (as defined in the 2013 Plan). Because Mr. Rodek first became a non-employee director on a date other than the regularly scheduled annual equity grant, he will receive an award for a prorated number of restricted stock units. The restricted stock units are granted automatically under the 2013 Plan and may not be transferred or sold until vested. Restricted stock units granted under the 2013 Plan will vest in full on the day that is six months after the date of grant, or upon the earlier to occur of (i) the director’s termination of service as a director by reason of death, disability or retirement, or (ii) a change in control of the Company. If Mr. Rodek terminates his service as a director for any other reason, he will forfeit all of his right, title and interest in and to the restricted stock as of the date of termination.

There are no transactions between Mr. Rodek or any member of his immediate family and the Company or any of its subsidiaries and there is no arrangement or understanding between Mr. Rodek and any other persons or entities pursuant to which Mr. Rodek was appointed as a director of the Company.

The full text of the press release announcing Mr. Rodek’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2020	SCANSOURCE, INC

	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chairman and Chief Executive Officer